                                                                    EXHIBIT 12.1

           D.R. HORTON, INC. AND CONTINENTAL HOMES HOLDING CORP.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                  FOR THE THREE
                                  FOR THE FISCAL YEARS            MONTHS ENDED
                                   ENDED SEPTEMBER 30,            DECEMBER 31,
                         --------------------------------------- ---------------
                          1993    1994    1995    1996    1997    1996    1997
                         ------- ------- ------- ------- ------- ------- -------
HORTON
Consolidated pretax
 income from continuing
 operations............. $13,917 $28,591 $32,557 $44,432 $59,894 $11,159 $17,794
Amortization of
 capitalized interest...   1,505   4,525   8,047   9,437  11,889   2,057   3,850
Interest expensed.......     --      --    1,161   1,474   5,150     784   1,169
                         ------- ------- ------- ------- ------- ------- -------
  Earnings.............. $15,422 $33,116 $41,765 $55,343 $76,933 $14,000 $22,813
                         ======= ======= ======= ======= ======= ======= =======
Interest incurred....... $ 2,451 $ 7,269 $12,002 $14,835 $23,992 $ 3,872 $ 8,292
                         ------- ------- ------- ------- ------- ------- -------
  Fixed charges......... $ 2,451 $ 7,269 $12,002 $14,835 $23,992 $ 3,872 $ 8,292
                         ======= ======= ======= ======= ======= ======= =======
Ratio of earnings to
 fixed charges..........     6.3     4.6     3.5     3.7     3.2     3.6     2.8
                         ======= ======= ======= ======= ======= ======= =======
                                                                   FOR THE SIX
                                  FOR THE FISCAL YEARS            MONTHS ENDED
                                      ENDED MAY 31,               NOVEMBER 30,
                         --------------------------------------- ---------------
                          1993    1994    1995    1996    1997    1996    1997
                         ------- ------- ------- ------- ------- ------- -------
CONTINENTAL
Consolidated pretax
 income from continuing
 operations............. $12,083 $23,137 $25,465 $45,382 $49,751 $28,548 $26,283
Amortization of
 capitalized interest...   6,236   7,734  10,687  16,233  17,488   8,966  10,061
Interest expensed.......   5,862   4,724   5,420   5,982   5,699   2,746   1,456
                         ------- ------- ------- ------- ------- ------- -------
  Earnings.............. $24,181 $35,595 $41,572 $67,597 $72,938 $40,260 $37,800
                         ======= ======= ======= ======= ======= ======= =======
Interest incurred....... $11,896 $13,378 $19,528 $22,422 $25,878 $12,200 $13,500
                         ------- ------- ------- ------- ------- ------- -------
  Fixed charges......... $11,896 $13,378 $19,528 $22,422 $25,878 $12,200 $13,500
                         ======= ======= ======= ======= ======= ======= =======
Ratio of earnings to
 fixed charges..........     2.0     2.7     2.1     3.0     2.8     3.3     2.8
                         ======= ======= ======= ======= ======= ======= ======= === ===

                                                    FOR THE
                                                    TWELVE      FOR THE THREE
                          FOR THE FISCAL PERIODS    MONTHS      MONTHS ENDED
                           ENDED SEPTEMBER 30,       ENDED      DECEMBER 31,
                          ---------------------- SEPTEMBER 30, ---------------
                             1995       1996         1997       1996    1997
                          ---------------------- ------------- ------- -------
COMBINED(1)
Consolidated pretax
 income from continuing
 operations.............. $   58,022     $89,814   $109,566    $27,073 $30,418
Amortization of
 capitalized interest....     18,734      25,670     30,472      7,341   8,236
Interest expensed........      6,581       7,456     10,428      2,456   2,475
                          ---------- -----------   --------    ------- -------
  Earnings............... $   83,337    $122,940   $150,466    $36,870 $41,129
                          ========== ===========   ========    ======= =======
Interest incurred........ $   31,530     $37,257    $53,123    $12,143 $15,049
                          ---------- -----------   --------    ------- -------
  Fixed charges.......... $   31,530     $37,257    $53,123    $12,143 $15,049
                          ========== ===========   ========    ======= =======
Ratio of earnings to
 fixed charges...........        2.6         3.3        2.8        3.0     2.7
                          ========== ===========   ========    ======= =======

--------

(1) Combined financial data for the twelve months ended September 30, 1997, and the three months ended December 31, 1996, contain the result of operations of Torrey prior to its acquisition by Horton.